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                                                                      EXHIBIT 21


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Name                                        Jurisdiction of Incorporation
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
Paisano Publications, Inc.                  California
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Easyriders Franchising, Inc.                California
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Teresi, Inc.                                California
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Associated Rodeo Riders on Wheels, Inc.     California
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Easyriders of Columbus, Inc.                Ohio
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Bros. Club, Inc.                            California
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M&B Restaurants, L.C.                       Texas
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Newriders, Inc.                             Nevada
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